EXHIBIT 3.1.2

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100428978-01
Filing Date and Time 06/10/2010 8:08 AM
Entity Number E0225422010-07

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78. 380 – Before Issuance of Stock)

1. Name of corporation:  AAA Best Car Rental  ,Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 #1:  add Inc. to name of the company

3. The undersigned declare that they constitute at least two-thirds of the following:

(check only one box)    ☐   incorporators       ☐  board of directors

4. Effective date of filing (optional):  06/07/10

     (must not be later than 90 days after the certificate is filed)

5.  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5. Signatures (If more than tow signatures, attach an 1 1/2  x 11” plain sheet with the additional signatures)

X /s/ Suresh Gupta Authorized Signature	X Authorized Signature